Exhibit 16.1

 January 15, 2015

Securities and Exchange Commission
100 F. Street
Washington, DC 20549 - 7561

Re: AF Ocean Investment Management Company
Commission File No. 000-54354

We have read the statements that we understand AF Ocean Investment Management Company will include under Item 4.01 of the Form 8-K report dated January 15, 2015 and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

Cutler & Co., LLC

      9605 West 49th Ave. Suite 200 Wheat Ridge, Colorado 80033  ~ Phone 303-968-3281  ~  Fax 303-456-7488  ~  www.cutlercpas.com